SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2011

ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
24328 Vermont Ave. #300 Harbor City, CA 90710
(Address of principal executive offices)
Phone: (310) 997-2482
(Company’s Telephone Number)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANOTEROS, INC.
Form 8-K
Current Report

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2011, Anoteros, Inc., a Nevada Corporation (the “Company” and the “Assignor”), by and among its wholly-owned subsidiary, Doolittle Edutainment Corp., a Nevada corporation (“Doolittle Edutainment”) and George Chachas (the “Assignee” or “Mr. Chachas”) entered into that certain Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”), whereby, Mr. Chachas is exercising an option previously granted to him (the “Option”). Mr. Chachas, acquired the Option pursuant to the terms and conditions that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among COA Holdings, Inc., a Nevada corporation, Antero Payment Solutions, Inc., a Nevada corporation and wholly-owned subsidiary of Anoteros, and certain Major Shareholders of COAH, as previously filed with the SEC on Form 8-K on May 3, 2011.

Pursuant to the terms thereof, the Company, Doolittle Edutainment and Mr. Chachas entered into an Option Agreement (the “Option Agreement”) under which Mr. Chachas was granted the Option to call and acquire all of the capital stock of Doolittle Edutainment, which owns all assets and intellectual property relating to the Doolittle character and line of children’s books. In consideration, Mr. Chachas granted the Company with the Option to transfer all of the capital stock of Doolittle Edutainment (including all assets and intellectual property owned by Doolittle Edutainment) and all Company liabilities associated with Doolittle Edutainment to Mr. Chachas, which would result in the elimination of Doolittle Edutainment as a business unit and all Company liabilities associated with Doolittle Edutainment will transfer to Mr. Chachas.

On September 12, 2011, Mr. Chachas delivered a Notice of Exercise of Assignee’s Option to the Company, pursuant to the Option Agreement. Accordingly, Mr. Chachas will acquire all of the capital stock of Doolittle Edutainment as well as all assets and intellectual property owned by Doolittle Edutainment and any and all liabilities associated with Doolittle Edutainment.

The foregoing description of the Assignment and Assumption Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text thereof. A copy of the Assignment and Assumption Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1             The Assignment and Assumption Agreement by and among Anoteros, Inc., Doolittle Edutainment and George Chachas, dated September 14, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ANOTEROS, INC.
Date: September 19, 2011	By: /s/ Michael Sinnwell, Jr.
Michael Sinnwell, Jr.
President and Chief Executive Officer